                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             SIERRA ON-LINE, INC.,

                             PDG ACQUISITION CORP.,

                           PAPYRUS DESIGN GROUP, INC.

                                      AND

                 THE SHAREHOLDERS OF PAPYRUS DESIGN GROUP, INC.


                         DATED AS OF NOVEMBER 30, 1995

                                    CONTENTS

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ARTICLE I - THE MERGER                                                          1
              1.1  The Merger...............................................    1
              1.2  The Closing..............................................    2
              1.3  Effective Date and Time..................................    2
              1.4  Articles of Organization of the Surviving Corporation....    2
              1.5  Bylaws of the Surviving Corporation......................    2
              1.6  Conversion of Shares.....................................    3
                   1.6.1   Exchange Ratio...................................    3
                   1.6.2   Exchange of Certificates.........................    4
                   1.6.3   No Fractional Shares.............................    4
                   1.6.4   No Further Transfers.............................    5
              1.7  Pooling Restrictions on Transfer of the Securities.......    5
              1.8  Form S-8 for Company Option Plan.........................    5

ARTICLE II - REPRESENTATIONS AND WARRANTIES  OF THE
              COMPANY AND THE SHAREHOLDERS..................................    5
              2.1  Good Title, etc..........................................    6
              2.2  Organization.............................................    6
              2.3  Enforceability...........................................    7
              2.4  Capitalization...........................................    7
              2.5  Subsidiaries and Affiliates..............................    8
              2.6  No Approvals; No Conflicts...............................    8
              2.7  Financial Statements.....................................    9
              2.8  Absence of Certain Changes or Events.....................   10
              2.9  Taxes....................................................   13
              2.10 Property.................................................   14
              2.11 Contracts................................................   16
              2.12 Customers and Suppliers..................................   17
              2.13 Orders, Commitments and Returns..........................   18
              2.14 Claims and Legal Proceedings.............................   18

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AGREEMENT AND PLAN OF MERGER                                            Page i
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
              2.15 Labor and Employment Matters.............................  18
              2.16 Employee Benefit Plans...................................  19
              2.17 Patents, Trademarks, etc.................................  22
              2.18 Accounts Receivable......................................  25
              2.19 Inventory................................................  25
              2.20 Corporate Books and Records..............................  26
              2.21 Licenses, Permits, Authorizations, etc...................  26
              2.22 Compliance With Laws.....................................  26
              2.23 Insurance................................................  26
              2.24 Brokers or Finders.......................................  27
              2.25 Absence of Questionable Payments.........................  27
              2.26 Bank Accounts............................................  27
              2.27 Insider Interests........................................  28
              2.28 Securities Act Matters...................................  28
              2.29 Pooling Matters..........................................  31
              2.30 Full Disclosure..........................................  31

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SIERRA
              AND THE PURCHASER.............................................  32
              3.1  Organization.............................................  32
              3.2  Enforceability...........................................  32
              3.3  Securities...............................................  32
              3.4  No Approvals or Notices Required; No Conflicts With
                   Instrument...............................................  33
              3.5  Capitalization...........................................  33
              3.6  SEC Documents............................................  33

ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS OF
             THE PURCHASER AND SIERRA.......................................  34
              4.1  Accuracy of Representations and Warranties...............  34
              4.2  Performance of Agreements................................  34
              4.3  Opinion of Counsel for the Company.......................  34

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AGREEMENT AND PLAN OF MERGER                                            Page ii
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
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              4.4  Shareholder Approval.....................................  34
              4.5  Resignations.............................................  34
              4.6  Consents to Merger.......................................  35
              4.7  Compliance Certificate...................................  35
              4.8  Material Adverse Change..................................  35
              4.9  Due Diligence............................................  35
              4.10 Approvals and Consents...................................  35
              4.11 Proceedings and Documents; Secretary's Certificate.......  35
              4.12 Nonforeign Affidavit.....................................  36
              4.13 Compliance With Laws.....................................  36
              4.14 Pooling of Interests.....................................  36
              4.15 Legal Proceedings........................................  36
              4.16 Operative Documents......................................  36

ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF
              THE SHAREHOLDERS AND THE COMPANY..............................  37
              5.1  Accuracy of Representations and Warranties...............  37
              5.2  Performance of Agreements................................  37
              5.3  Opinion of Counsel.......................................  37
              5.4  Compliance Certificate...................................  37
              5.5  Legal Proceedings........................................  37
              5.6  Operative Documents......................................  38
              5.7  Material Adverse Change..................................  38
              5.8  Approvals and Consents...................................  38
              5.9  Compliance With Laws.....................................  38

ARTICLE VI - COVENANTS......................................................  38
              6.1  Conduct of Business by the Company Pending the Merger....  38
              6.2  Access to Information; Confidentiality...................  40
              6.3  No Alternative Transactions..............................  41
              6.4  Notification of Certain Matters..........................  41
              6.5  Further Action; Reasonable Best Efforts..................  42

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AGREEMENT AND PLAN OF MERGER                                            Page iii
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
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              6.6  Publicity................................................  42
              6.7  Distribution True-Up.....................................  43

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER.............................  43
              7.1  Termination..............................................  43
              7.2  Effect of Termination....................................  44
              7.3  Amendment................................................  44
              7.4  Waiver...................................................  45

ARTICLE VIII - SURVIVAL AND INDEMNIFICATION.................................  45
              8.1  Survival.................................................  45
              8.2  Indemnification..........................................  45
              8.3  Threshold and Limitations................................  46
              8.4  Procedure for Indemnification............................  46
              8.6  Holdback.................................................  48
                   8.6.1   Pledge...........................................  48
                   8.6.2   Release of Holdback Shares.......................  49
                   8.6.3   Claims Procedure.................................  49
                   8.6.4   Voting; Disposition..............................  50
                   8.6.5   Merger or Recapitalization.......................  51
                   8.6.6   Taxation of Dividends............................  51
              8.7  Remedies.................................................  51

ARTICLE IX - GENERAL........................................................  51
              9.1  Expenses.................................................  51
              9.2  Notices..................................................  52
              9.3  Severability.............................................  53
              9.4  Entire Agreement.........................................  53
              9.5  Assignment...............................................  53
              9.6  Parties in Interest......................................  54
              9.7  Arbitration..............................................  54
              9.8  Governing Law............................................  54
              9.9  Headings.................................................  54
              9.10 Counterparts.............................................  54

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AGREEMENT AND PLAN OF MERGER                                             Page iv
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
              9.11 Termination of Stockholders Agreement . . . . . . .        55

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AGREEMENT AND PLAN OF MERGER                                              Page v

EXHIBITS
--------

1.3     -   Articles of Merger
1.4     -   Articles of Organization of the Surviving Corporation
1.5     -   Bylaws of the Surviving Corporation
2.1     -   Disclosure Memorandum
2.1A    -   Form of Registration Rights Agreement
2.1B    -   Form of Noncompetition Agreement
4.3     -   Form of Opinion of Counsel for the Company
4.12    -   Foreign Investment in Real Property Tax Act Affidavit
5.3     -   Form of Opinion of Counsel for Sierra

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AGREEMENT AND PLAN OF MERGER                                             Page vi
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                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of November __, 1995 by and among Sierra On- Line, Inc., a Delaware corporation ("Sierra"), PDG Acquisition Corp., a Washington corporation and wholly-owned subsidiary of Sierra (the "Purchaser"), Papyrus Design Group, Inc., a Massachusetts corporation (the "Company"), and the shareholders of the Company listed on the signature pages hereto (the "Shareholders").

                                    RECITALS

     A. The Company, the Shareholders, Sierra and the Purchaser believe it advisable and in their respective best interests to effect a merger of the Company and the Purchaser pursuant to this Agreement (the "Merger").

     B. The Board of Directors and the Shareholders of the Company have approved the Merger as required by applicable law.

     C. The Board of Directors and the sole shareholder of the Purchaser have approved the Merger as required by applicable law.

     D. For federal income tax purposes, the parties hereto intend to treat the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

     In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

     1.1   THE MERGER

     Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3 hereof) the separate existence of the Purchaser shall cease and the Purchaser shall be merged with and into the Company (the Company is sometimes referred to herein as the "Surviving Corporation"), and
(b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Washington, the Commonwealth of Massachusetts and other applicable law.

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AGREEMENT AND PLAN OF MERGER                                              Page 1

     1.2   THE CLOSING

     The closing of the Merger pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day after the conditions to the Closing of the Merger set forth in Articles IV and V hereof are satisfied or waived (the "Closing Date") at 10:00 a.m. local time at the offices of Perkins Coie, 1201 Third Avenue, 46th Floor, Seattle, Washington, or such other time or location as Sierra and the Company shall agree. At the Closing, each of the parties hereto shall deliver all such documents, instruments, certificates and other items as may be required under this Agreement or the other Operative Documents (as defined in Section 2.1) or otherwise.

     1.3   EFFECTIVE DATE AND TIME

     On the Closing Date and subject to the terms and conditions hereof, articles of merger (collectively, the "Articles of Merger") complying with the applicable provisions of the Washington Business Corporation Act ("Washington Law") and the Massachusetts General Corporation Law ("Massachusetts Law"), substantially in the form or forms attached hereto as Exhibit 1.3, and in such form and executed in such manner as required by Washington Law and Massachusetts Law, shall be delivered for filing to the Secretary of State of the State of Washington (the "Washington Secretary of State") and the Secretary of State of the Commonwealth of Massachusetts (the "Massachusetts Secretary of State"), respectively. The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of filing of the Articles of Merger or at such other time as may be specified in the Articles of Merger as filed. If the Washington Secretary of State or the Massachusetts Secretary of State requires any changes in the Articles of Merger as a condition to their filing or to issuing its certificate to the effect that the Merger is effective, Sierra, the Purchaser, the Company and the Shareholders will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any substantial change in the terms of this Agreement.

     1.4   ARTICLES OF ORGANIZATION OF THE SURVIVING CORPORATION

     At the Effective Time, the Articles of Organization of the Company shall be in the form attached hereto as Exhibit 1.4 and shall be the Articles of Organization of the Surviving Corporation. Thereafter, the Articles of Organization of the Surviving Corporation may be amended in accordance with their terms and as provided by law.

     1.5   BYLAWS OF THE SURVIVING CORPORATION

     At the Effective Time, the Bylaws of the Company shall be in the form attached hereto as Exhibit 1.5 and shall be the Bylaws of the Surviving Corporation.

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AGREEMENT AND PLAN OF MERGER                                              Page 2
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Thereafter, the Bylaws may be amended or repealed in accordance with their terms, the Articles of Organization of the Surviving Corporation and as provided by law.

     1.6   CONVERSION OF SHARES

           1.6.1       EXCHANGE RATIO

     As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

           (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

           (b) Each issued and outstanding share of Common Stock of the Company, no par value per share ("Company Common Stock"), shall be converted into the right to receive from Sierra a number of whole shares of Sierra common stock, $.01 par value per share ("Sierra Common Stock"), determined by dividing 1,400,000 by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, assuming for this purpose that all outstanding options to purchase shares of Company Common Stock ("Stock Options") have been validly exercised prior to the Effective Time, regardless of any vesting limitations or other restrictions on exercisability, and that the shares of Company Common Stock issuable upon such exercise have been validly issued (such shares of Sierra Common Stock being referred to herein as the "Merger Consideration" or the "Securities" and the quotient so derived being referred to herein as the "Ratio"); provided, however, that 10% of such Securities (the "Holdback Shares") shall be held by, and pledged by the Shareholders at Closing to, Sierra pursuant to Section 8.6 hereof. The number of Securities to be issued to each Shareholder under this paragraph shall be calculated by aggregating all shares of Company Common Stock held by each such Shareholder, so that such number of Securities to be issued shall be equal to the number of shares of Company Common Stock held by such Shareholder multiplied by the Ratio, with cash paid in lieu of any fractional share of Sierra Common Stock pursuant to Section 1.6.3 below.

           (c) Each issued and outstanding share of capital stock of the Purchaser shall be converted into one share of common stock of the Surviving Corporation.

           (d) Each outstanding Stock Option granted under the Company's 1992 Stock Option Plan (the "Company Option Plan"), whether vested or unvested, shall be deemed assumed by Sierra and deemed to constitute an option to acquire, on substantially the same terms and conditions as are applicable under the Company Option Plan, a number (rounded down to the nearest whole number) of shares of

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AGREEMENT AND PLAN OF MERGER                                              Page 3
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Sierra Common Stock equal to (i) the maximum number of shares of Company Common
Stock otherwise issuable upon exercise of such Stock Option multiplied by (ii) the Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the previous exercise price per share of such Stock Option prior to the assumption contemplated by this paragraph divided by (y) the Ratio. The vesting schedules of all Stock Options shall remain unchanged as a result of the assumption contemplated by this paragraph.

           1.6.2       EXCHANGE OF CERTIFICATES

           (a) As soon as practicable after the Effective Date, Sierra shall make available, and each Shareholder will be entitled to receive, upon surrender to Sierra of one or more certificates representing Company Common Stock for cancellation, certificates representing the number of shares of Sierra Common Stock that such Shareholder is entitled to receive pursuant to
Section 1.6.1 hereof; provided, however, that the certificates representing the Holdback Shares shall be retained by Sierra in accordance with this Agreement. The shares of Sierra Common Stock that each Shareholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Sierra any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Sierra that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Sierra nor any other party hereto shall be liable to a holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

           (b) As soon as practicable after the Effective Date, Sierra shall make available to each holder of a Stock Option a replacement stock option letter agreement setting forth such holder's rights to purchase Sierra Common Stock as determined under this Agreement. Sierra shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Sierra Common Stock as may be issuable pursuant to the Stock Options in accordance with this Section 1.6.

           1.6.3       NO FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Sierra Common Stock shall be issued upon the surrender for exchange of certificates representing Company

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AGREEMENT AND PLAN OF MERGER                                              Page 4

Common Stock pursuant to the Merger, and no dividend, stock split or other distribution with respect to Sierra Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of each such fractional share, Sierra shall pay to the holder thereof, as soon as practicable after the Effective Date, an amount in cash equal to such fraction multiplied by the closing price of Sierra Common Stock on the Nasdaq National Market on the trading day prior to the Closing Date.

           1.6.4       NO FURTHER TRANSFERS

     After the Effective Time, there shall be no transfers of any shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be forwarded to Sierra and be canceled and exchanged in accordance with this
Section 1.6, subject to applicable law in the case of Dissenting Shares.

     1.7   POOLING RESTRICTIONS ON TRANSFER OF THE SECURITIES

     The Shareholders shall not transfer the Securities received pursuant to the Merger until at least 5 business days after the publication by Sierra of financial results for the first fiscal quarter of Sierra ending after the Closing which contains a period of at least 30 days of combined financial results of Sierra and the Surviving Corporation.

     1.8   FORM S-8 FOR COMPANY OPTION PLAN

     As soon as practicable after the Effective Date, Sierra shall prepare and file a Registration Statement on Form S-8 (the "Form S-8") with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of Sierra Common Stock issuable upon exercise of the Stock Options assumed under Section 1.6.1(d) above and shall use reasonable efforts to maintain the effectiveness of such Registration Statement for such period as shall be necessary for the holders of such Stock Options to realize the benefit thereof.

                  ARTICLE II - REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

     To induce Sierra and the Purchaser to enter into and perform this Agreement and the other Operative Documents (as defined in Section 2.1 hereof), and except as is otherwise set forth in the Disclosure Memorandum attached hereto as Exhibit 2.1 (the "Disclosure Memorandum"), which shall specifically identify or cross-reference the paragraph or paragraphs of this Article II to which the exceptions therein relate, and which shall constitute in its entirety a representation and warranty under this

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AGREEMENT AND PLAN OF MERGER                                              Page 5

Article II, the Company and the Shareholders jointly and severally represent and warrant (except as to Sections 2.1, 2.6(b) and 2.28, as to which they severally but not jointly represent and warrant) to Sierra and the Purchaser as of the date of this Agreement and as of the Closing as follows in this Article II.

     2.1   GOOD TITLE, ETC.

     Each Shareholder represents with respect to itself only (and not with respect to any other Shareholder) that (a) such Shareholder owns, beneficially and of record, the shares of Company Common Stock listed opposite such Shareholder's name on Schedule 2.4(b) to the Disclosure Memorandum; (b) such shares of Company Common Stock are free and clear of any lien, encumbrance, adverse claim, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right or option; (c) such Shareholder has all necessary power, right and authority to enter into this Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement by such Shareholder, including, without limitation and as applicable, the Registration Rights Agreement in substantially the form attached hereto as Exhibit 2.1A to be entered into as of the Closing among Sierra and the Shareholders, and the Noncompetition Agreement in substantially the form attached hereto as Exhibit 2.1B to be entered into as of the Closing among Sierra and each of the Shareholders (collectively, and including this Agreement, the "Operative Documents"), to consummate the transactions contemplated hereby and thereby, and to sell and transfer the shares of Company Common Stock held by such Shareholder hereunder without the consent or approval of any other Person (as defined in Section 2.6 hereof), other than as set forth on Schedule 2.6 to the Disclosure Memorandum; and (d) this Agreement and the other Operative Documents to which such Shareholder is a party have each been duly authorized, executed and delivered by such Shareholder and each is a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

     2.2   ORGANIZATION

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into and perform its obligations under this Agreement and the Operative Documents, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction listed on Schedule 2.2 to the Disclosure Memorandum, which jurisdictions constitute all jurisdictions where the character of

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AGREEMENT AND PLAN OF MERGER                                              Page 6
the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification necessary, except as set forth on Schedule 2.2 to the Disclosure Memorandum.

     2.3   ENFORCEABILITY

     All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Merger, and the performance of all of the Company's obligations under this Agreement and the Operative Documents has been taken or will be taken as of or prior to the Effective Time. This Agreement has been, and each of the Operative Documents at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the Operative Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.4   CAPITALIZATION

           (a) The authorized capital stock of the Company consists of 15,000 shares of Company Common Stock.

           (b) The issued and outstanding capital stock of the Company consists solely of 8,540 shares of Company Common Stock (the "Outstanding Shares"), which are and as of the Closing will be held of record and beneficially by the Shareholders as set forth on Schedule 2.4(b) to the Disclosure Memorandum. The Outstanding Shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. No Person other than the Shareholders holds any interest in any of the Outstanding Shares. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Sierra.

           (c) Other than Stock Options to purchase up to 1,684 shares of Company Common Stock which have been granted under the Company Option Plan, there are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any Shareholder of any shares of the Company's capital stock. Set forth on Schedule 2.4(c) to the Disclosure Memorandum is a spreadsheet accurately reflecting the number of such Stock Options outstanding, the grant dates, vesting schedules and exercise prices thereof, and the identities of the optionees and an indication of their relationships to the Company. The Company has

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AGREEMENT AND PLAN OF MERGER                                              Page 7
delivered to Sierra true and correct copies of the Company Option Plan and the form of stock option letter agreement relating to Stock Options granted thereunder.

           (d) Except as set forth on Schedule 2.4(d) to the Disclosure Memorandum, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons (as defined in Section 2.6 hereof), that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. No Shareholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any Shareholder or any affiliate thereof. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

     2.5   SUBSIDIARIES AND AFFILIATES

     Except as set forth on Schedule 2.5 to the Disclosure Memorandum, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

     2.6   NO APPROVALS; NO CONFLICTS

           (a) Except as set forth on Schedule 2.6(a) to the Disclosure Memorandum, the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the Massachusetts Secretary of State (the consent of all such Persons to be duly obtained by the Company at or prior to the Closing),
(iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (iv) result in the creation of any lien or encumbrance upon the assets of the Company or upon any Outstanding Shares or other securities of the Company, (v) conflict with or result in a breach of or

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AGREEMENT AND PLAN OF MERGER                                              Page 8
constitute a default under any provision of the Articles of Organization or Bylaws of the Company, or (vi) invalidate or adversely affect any governmental permit, license, authorization or status used in the conduct of the business of the Company.

           (b) Except as set forth on Schedule 2.6(b) to the Disclosure Memorandum, the execution, delivery and performance of this Agreement by each Shareholder and the consummation of the transactions contemplated hereby will not (i) constitute a violation by such Shareholder (with or without the giving of notice or lapse of time, or both) of any provisions of law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to such Shareholder, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the Massachusetts Secretary of State (the consent of all such Persons to be duly obtained by the Company or the Shareholder at or prior to the Closing), (iii) result in the creation of any lien or encumbrance upon the shares of Company Common Stock owned by such Shareholder, or (iv) conflict with or result in a breach of or constitute a default under any provision of the Articles of Organization or Bylaws of the Company.

     2.7   FINANCIAL STATEMENTS

     The Company has delivered to Sierra (a) consolidated balance sheets, statements of income and expense, statements of cash flow, and statements of shareholders' equity of the Company as of or for the fiscal years ended December 31, 1994 and 1993, as audited by and together with the reports thereon of Tofias, Fleischman & Shapiro, independent certified public accountants, and
(b) a consolidated balance sheet, statement of income and expense, statement of cash flow, and statement of shareholders' equity of the Company as of and for the nine-month period ended September 30, 1995 which have been compiled by Tofias, Fleischman & Shapiro. All of the foregoing financial statements are herein referred to as the "Financial Statements." The audited consolidated balance sheet of the Company as of December 31, 1994 is herein referred to as the "Company Balance Sheet." The Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP"), consistently applied throughout the periods covered thereby, and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated, subject, in the case of unaudited statements, to normal recurring period- end audit adjustments which will not exceed $25,000 in the aggregate. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) which are not fully reflected or reserved against in the Company Balance Sheet, except liabilities or obligations incurred since the date of the Company Balance

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AGREEMENT AND PLAN OF MERGER                                              Page 9

Sheet in the ordinary course of business and consistent with past practice which are not in excess of $25,000 in the aggregate or $5,000 individually.
The Company maintains standard systems of accounting which are adequate for its business. Except as set forth on Schedule 2.7 to the Disclosure Memorandum, the Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. The Company's practices with respect to capitalizing software development costs, as reflected in the Financial Statements, are reasonable, in accordance with industry standards, and consistent with the advice of the Company's independent accountants.

     2.8   ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as specifically set forth on Schedule 2.8 to the Disclosure Memorandum and except for transactions specifically contemplated in this Agreement, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company has:

           (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

           (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Shareholder or any officer, director, employee or affiliate of the Company);

           (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

           (d) suffered any material adverse change in its business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), sales, margins, profitability, condition (financial or other) or prospects;

           (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) in excess of $25,000, except liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

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AGREEMENT AND PLAN OF MERGER                                             Page 10

           (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

           (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

           (h) written down the value of any inventory (including write-downs by reason of shrinkage, markdown or obsolescence) or written off as uncollectible any notes or accounts receivable, except in the ordinary course of business and consistent with past practice;

           (i) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except the sale of inventory in the ordinary course of business and consistent with past practice;

           (j) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

           (k) made any single capital expenditure or commitment in excess of $25,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $25,000 for additions to property, plant, equipment or intangible capital assets;

           (l) made any change in any method of accounting or accounting practice or internal control procedure;

           (m) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of

--------------------------------------------------------------------------------
AGREEMENT AND PLAN OF MERGER                                             Page 11
capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

           (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Shareholder or any of the Company's officers, directors or employees or any affiliate of any Shareholder or any of the Company's officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, and except for those increased in the ordinary course of business and consistent with past practice.

           (o) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of the Company or any obligations or liabilities (absolute, accrued, contingent or otherwise) of the Company, as guarantor, surety, cosigner, endorser, comaker, indemnitor or otherwise in respect of the obligation of any other Person;

           (p) received notice of, or otherwise obtained knowledge of: (i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any valid basis for any claim, action, suit, arbitration, proceeding, investigation or the application of any fine or penalty adverse to the Company or any employee of the Company before or by any Person; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any employee of the Company is a party and where such items in subparagraphs (i), (ii) and (iii) above relate directly to the transactions contemplated herein;

           (q) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any amendment or change to any existing license or other agreement relating to intellectual property, other than in the ordinary course of business;

           (r) received notice that there has been a loss of, or contract cancellation by, any material current or prospective customer, licensor or distributor of the Company;

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AGREEMENT AND PLAN OF MERGER                                             Page 12

           (s) taken any action, or become aware of any action taken by any Shareholder, which alone or together with other facts or circumstances could affect the ability of Sierra to account for the Merger as a "pooling of interests" transaction consistent with GAAP consistently applied; or

           (t) agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

     2.9   TAXES

     Except as described on Schedule 2.9 to the Disclosure Memorandum, the Company has (a) duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all tax returns, information returns and reports ("Returns") for all Taxes (as defined below) required to have been filed with respect to the Company and its business, (b) all such Returns are true, correct and complete, and (c) except as set forth on
Schedule 2.9 to the Disclosure Memorandum, paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. Except as described on Schedule 2.9 to the Disclosure Memorandum,
(i) the reserves and provisions for Taxes reflected in the Financial Statements are adequate for the payment of Taxes not yet due and payable; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened against the Company, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; (iii) to the best of its knowledge, no circumstances exist or have existed which would constitute grounds for assessment against the Company of any tax liability with respect to any period for which Returns have been filed, including, but not limited to, any circumstances relating to the existence of a valid S corporation election for the Company for any such period; (iv) the Company has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; (v) any Taxes incurred by the Company or accrued by it since the date of the Company Balance Sheet have arisen in the ordinary course of business; and (vi) the Company has not filed any consent to the application of
Section 341(f)(2) of the Code, to any assets held, acquired or to be acquired by it. The Company has furnished Sierra with complete and correct copies of all Returns. There are no tax liens on any property or

--------------------------------------------------------------------------------
AGREEMENT AND PLAN OF MERGER                                             Page 13
assets of the Company other than liens for current taxes not yet payable. No claim has been made by an authority in any jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code; the Company is not a party to any Tax allocation or sharing agreement, and, except as set forth on Schedule 2.9 to the Disclosure Memorandum, the Company
(A) has not been a member of an affiliated group filing a consolidated income Tax Return and (B) does not have any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferor or successor by contract or otherwise.
The Company's election to be taxed as a Subchapter S Corporation under Section 1361 of the Code has been in effect throughout the existence of the Company and, accordingly, the Company has never been subject to any federal income tax by reason of being a "C Corporation" (as that term is defined in the Code). No Shareholder is a nonresident alien for purposes of U.S. income taxation, including for purposes of Section 897 of the Code.

     2.10  PROPERTY

           (a) The Company owns no real property other than the leasehold interests described in Schedule 2.10(a) to the Disclosure Memorandum, which contains a complete and accurate list of all real property of the Company which is leased, rented or used by the Company (the "Real Property"). The Company has delivered to Sierra true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property.

           (b) Schedule 2.10(b) to the Disclosure Memorandum contains a complete and accurate list of each item of personal property having a value in excess of $5,000, and all computer equipment, which is owned, leased, rented or used by the Company (the "Personal Property"); provided that such list need not describe the Listed Intellectual Property or the Intellectual Property Licenses (as defined in Section 2.17 hereof). The Company has delivered to Sierra true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Personal Property. The Real Property and the Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual value of less than $1,000, the Listed Intellectual Property and the Intellectual Property Licenses) reflected in the Company Balance Sheet and all the properties and assets purchased by the Company since the date of the Company

--------------------------------------------------------------------------------
AGREEMENT AND PLAN OF MERGER                                             Page 14

Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice). The Real Property and the Personal Property include all material property used in the business of the Company, other than the Listed Intellectual Property and the Intellectual Property Licenses.

           (c) The Company's leasehold interest in each parcel of the Real Property is free and clear of all material liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind, except as set forth on Schedule 2.10(c) to the Disclosure Memorandum. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and any other Person with an interest in such Real Property, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 2.6 to the Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Real Property in connection with the consummation of the transactions contemplated by this Agreement and the other Operative Documents, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

           (d) Except as described on Schedule 2.10(d) to the Disclosure Memorandum, the Company's offices, warehouse and other structures and its Personal Property are of quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety and other laws and regulations.

           (e) Except as set forth on Schedule 2.10(e) to the Disclosure Memorandum, and except for (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments in respect of the Real Property incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is free and clear of all liens, and, other than leased Personal Property which is so noted on the list supplied pursuant to paragraph (b) of this Section 2.10, the Company owns such Personal Property.

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AGREEMENT AND PLAN OF MERGER                                             Page 15

           (f) Except as set forth on Schedule 2.10(f) to the Disclosure Memorandum, each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's knowledge, any other party thereunder. Except as set forth on Schedule 2.10(f) to the Disclosure Memorandum, no consent is required from any Person under any lease or other agreement or instrument relating to the Personal Property in connection with the consummation of the transactions contemplated by in this Agreement and the other Operative Documents, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

           (g) Neither the whole nor any portion of the leaseholds or any other assets or property of the Company is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

     2.11  CONTRACTS

     Schedule 2.11 to the Disclosure Memorandum contains a complete and accurate list (other than the Intellectual Property Licenses) of all material contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound, including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money. Except as set forth on Schedule 2.11 to the Disclosure Memorandum, all contracts set forth in such Schedule are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's knowledge, any other party thereunder. True and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been heretofore

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AGREEMENT AND PLAN OF MERGER                                             Page 16
delivered to Sierra. Except as specifically set forth on Schedule 2.11 to the Disclosure Memorandum, the Company has no:

           (a) outstanding sales or service contracts, commitments or proposals of the Company which are expected by the Company to result in any loss or the realization of less than the Company's usual and customary margins upon completion or performance thereof, in excess of the inventory reserve provided in the Company Balance Sheet, or any outstanding contracts, bids, or sales or service proposals quoting prices which the Company, based upon the Company's current operations, expects not to result in a profit;

           (b) contracts with directors, officers, shareholders, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not, except as provided by law to the contrary without regard to the express terms of such contract, cancelable by it within 30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

           (c) employment agreement, whether express or implied, or any other agreement for services that contains any severance or termination pay liabilities or obligations;

           (d) noncompetition agreement or other restriction from carrying on its business anywhere in the world;

           (e) liability or obligation with respect to the return of inventory or merchandise other than on account of a defective condition, incorrect quantities or missed delivery dates;

           (f) notice that any party to a material contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder; or

           (g) material disagreement with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees.

     2.12  CUSTOMERS AND SUPPLIERS

     Schedule 2.12 to the Disclosure Memorandum sets forth: (a) a complete and accurate list of the customers of the Company accounting for 5% or more of the Company's sales during the fiscal year last ended showing the approximate total sales by the Company to each such customer during the fiscal year last ended and (b) a

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AGREEMENT AND PLAN OF MERGER                                             Page 17
complete and accurate list of the suppliers of the Company from whom the Company has purchased 5% or more of the goods or services purchased by the Company in the fiscal year last ended. The Company has no reasonable basis to expect any material modification to its relationship with any customer or supplier named on Schedule 2.12 to the Disclosure Memorandum.

     2.13  ORDERS, COMMITMENTS AND RETURNS

     Schedule 2.13 to the Disclosure Memorandum contains an accurate summary of the Company's total backlog of orders (including all accepted and unfulfilled sales orders) and the aggregate of all outstanding purchase orders issued by the Company (which include all contracts or commitments for the purchase by the Company of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. Except as set forth in Schedule 2.13 to the Disclosure Memorandum, there are no outstanding claims against the Company to return merchandise by reason of alleged overshipments, defective merchandise, missed delivery dates, incorrect quantities or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

     2.14  CLAIMS AND LEGAL PROCEEDINGS

     Except as set forth on Schedules 2.14 and 2.17 to the Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Company's best knowledge, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. Except as set forth on Schedules 2.14 and 2.17 to the Disclosure Memorandum, to the Company's best knowledge, there is no valid basis for any material claim, action, suit, arbitration, proceeding or investigation against the Company before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party which involve the transactions contemplated herein.
Schedule 2.14 to the Disclosure Memorandum sets forth a description of any material disputes which have been settled or resolved by litigation or arbitration within the last five years.

     2.15  LABOR AND EMPLOYMENT MATTERS

     Except as set forth on Schedule 2.15 to the Disclosure Memorandum, there are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's best knowledge, threatened against or involving the Company or any of its present or former employees. The Company has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor

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AGREEMENT AND PLAN OF MERGER                                             Page 18
practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the Company's best knowledge, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company.
The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company, and the Company has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization. Each employee, officer and consultant of the Company has executed a nondisclosure agreement in the form provided to Sierra. To the best of the Company's knowledge, no employee
(or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party, and the Company will use its best efforts to prevent any such violation. Schedule 2.15 to the Disclosure Memorandum sets forth a true and complete list of: (a) the names and current compensation amounts of all directors and officers of the Company; (b) the wage rates for nonsalaried and non-officer salaried employees of the Company by classification, and all labor union contracts (if any); (c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to in clause (b) above and has no obligation or liability for severance or back pay owed through or by virtue of the Closing. Except as disclosed on Schedule 2.15 to the Disclosure Memorandum, all employees of the Company are employed on an "at will" basis.

     2.16  EMPLOYEE BENEFIT PLANS

     (a) Employee Benefit Plans. Schedule 2.16(a) to the Disclosure Memorandum sets forth an accurate and complete list and description of each employee benefit plan, policy, program, contract or arrangement, whether formal or informal and whether legally binding or not, covering or benefiting any officer, employee, former employee, director or former director of the Company or any dependents or beneficiaries of any such person, or with respect to which the Company has (or could have) any obligation or liability, including, but not limited to, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and specifically including, but not limited to, each retirement, pension, profit sharing, stock bonus, savings, thrift, bonus, cafeteria, medical, health, hospitalization, dental, vision,

--------------------------------------------------------------------------------
AGREEMENT AND PLAN OF MERGER                                             Page 19
welfare, life insurance, disability, accident insurance, group insurance, medical expense reimbursement, dependent care expense reimbursement, or tuition reimbursement plan, policy or program, each sick pay, holiday and vacation policy or program, each executive or deferred compensation plan or contract, each stock purchase, stock option or stock appreciation rights plan or arrangement, each severance agreement or plan and each employment, consulting or personal services contract with any officer, director or employee (or any person who prior to entering into such contract was an officer, director or employee) of the Company (such items are hereinafter referred to collectively as "Employee Benefit Plans" and each individually as an "Employee Benefit Plan"). Also set forth on such Schedule 2.16(a) is the annual amount expected to be paid by the Company pursuant to each Employee Benefit Plan for the fiscal year last ended.

           (b) Documents Provided. The Company has delivered to Sierra true, correct and complete copies of all Employee Benefit Plans (including all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information: (i) copies of the annual reports (Form 5500 series) filed with respect to the Employee Benefit Plan for the last three years; (ii) copies of the most recent summary plan descriptions, summary annual reports, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to the Employee Benefit Plan; (iii) copies of any insurance contracts or trust agreements through which the Employee Benefit Plan is funded; (iv) copies of all contracts relating to the Employee Benefit Plan, including, but not limited to, service provider agreements, insurance contracts, investment management agreements, subscription and prescription agreements and record keeping agreements; (v) a copy of the most recent IRS determination letter issued with respect to the Employee Benefit Plan; and (vi) notice of any material adverse change occurring with respect to the Employee Benefit Plan since the date of the most recently completed and filed annual report.

           (c) Compliance With Laws. Except as provided in Schedule 2.16, with respect to each Employee Benefit Plan: (i) the Company is, and at all times has been, in compliance in all material respects with, and such Employee Benefit Plan is, and at all times has been, maintained and operated in all material respects in compliance with, the terms of such Employee Benefit Plan and all applicable laws, rules and regulations, including, but not limited to, ERISA and the Code; (ii) all tax returns, information returns, reports and information relating to such Employee Benefit Plan required to be filed with any governmental entity have been accurately, timely and properly filed; (iii) all notices, statements, reports and other disclosure required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately, timely and properly disclosed or provided; (iv) neither the Company nor any other fiduciary of such Employee Benefit Plan has

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AGREEMENT AND PLAN OF MERGER                                             Page 20
engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to such Employee Benefit Plan; and (v) no event has occurred or, to the best knowledge of the Shareholders or the Company, is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code. Moreover, neither the Company nor any Employee Benefit Plan is liable for any federal, state, local or foreign taxes, including, but not limited to, excise taxes under Sections 4971, 4972, 4975, 4979, 4980 and 4980B of the Code, or taxes on unrelated business income under Section 511 of the Code or any penalty under Section 502 of ERISA, with respect to any Employee Benefit Plan. No Employee Benefit Plan has ever incurred an "accumulated funding deficiency," as defined in Section 301 of ERISA or Section 412 of the Code, whether or not waived.

           (d) Qualified Plans. Each Employee Benefit Plan and related trust intended to be qualified under Section 401(a) of the Code (i) is and has, at all times since inception, been qualified under Section 401(a) of the Code, and the trust established thereunder is, and at all times since inception, has been exempt from taxation under Section 501(a) of the Code, and (ii) has been determined to be so qualified (and a determination letter to that effect has been issued) by the IRS, and no circumstances exist that have adversely affected (or could adversely affect) such Employee Benefit Plan's qualified status or result in a revocation of such determination letter.

           (e) Welfare Plans. Each Employee Benefit Plan that constitutes a "group health plan," within the meaning of Section 4980B(g)(2) of the Code or
Section 607(1) of ERISA, has been operated at all times in all material respects in compliance with the requirements of Section 4980B of the Code and
Part 6 of Title I of ERISA. No Employee Benefit Plan that is an "employee welfare benefit plan," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of the Company or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

           (f) Contributions. All contributions and other payments required to have been made by the Company (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any Employee Benefit Plan (or to any person pursuant to the terms thereof) have been so made or the amount of any such

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AGREEMENT AND PLAN OF MERGER                                             Page 21
payment or contribution obligation that is not yet due has been properly reflected in the Company's Financial Statements.

           (g) Other Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the Shareholders or the Company, threatened with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan, nor, to the best knowledge of the Shareholders or the Company, is there a reasonable basis for any such action, suit or claim. None of the Employee Benefit Plans is currently under investigation, audit or review, directly or indirectly, by the IRS or the Department of Labor (the "DOL"), and, to the best knowledge of the Shareholders or the Company, no such action is contemplated or under consideration by the IRS or DOL.

           (h) Other Binding Commitments. The Company has no agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten, and whether legally binding or not, to create any plan, policy, program, contract or arrangement not identified in Section 2.16 of the Disclosure Memorandum or to modify or amend any of the existing Employee Benefit Plans.

           (i) Multiemployer and Title IV Plans. Neither the Company nor any ERISA Affiliate maintains or contributes to, or has ever maintained or contributed to (or been obligated to contribute to), any multiemployer plan, within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, or any plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. For purposes of this Section 2.16, "ERISA Affiliate" means any person or entity, whether or not incorporated, that, together with the Company, is (or has ever been) treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code.

           (j) ERISA Affiliates. The Company has no liability or potential liability to participants, beneficiaries or any other person or entity under any employee benefit plan, policy, program, practice, contract or arrangement currently (or previously) maintained or contributed to by any ERISA Affiliate.

           (k) Payments Resulting From Transactions. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any Employee Benefit Plan being established or becoming accelerated, vested or payable. The consummation of any transaction contemplated by this Agreement will not result in a payment or series of payments by the Company, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of
Section 280G of the Code.

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AGREEMENT AND PLAN OF MERGER                                             Page 22

     2.17  PATENTS, TRADEMARKS, ETC.

     Set forth on Schedule 2.17 to the Disclosure Memorandum is a true and complete list of all inventions, patents, trademarks, trade names, brand names, copyrights, Software Products (as defined below), trade secrets and formulae of any kind now used or anticipated to be used in the business of the Company (collectively, the "Listed Intellectual Property"). Other than nondisclosure agreements and beta test licenses (the "Unlisted Agreements"), Schedule 2.17 contains a complete and accurate list of all licenses or agreements which in any way affect the rights of the Company to any of the Listed Intellectual Property (the "Intellectual Property Licenses"); such list indicates the specific Listed Intellectual Property affected by each such license or agreement. Except as set forth on Schedule 2.17 to the Disclosure Memorandum, neither the Company's operations nor any Listed Intellectual Property or Intellectual Property License infringes, or to the Company's knowledge provides any basis to believe that its operations or any Listed Intellectual Property or Intellectual Property License would infringe, upon any validly issued or pending trademark, trade name, service mark, copyright or, to the knowledge of the Company, any validly issued patent or other right (including, without limitation, any right of privacy or right of publicity) of any other Person, nor, to the knowledge of the Company, is there any infringement by any other Person of any of the Listed Intellectual Property or of the intellectual property to which the Intellectual Property Licenses relate. The consummation of the transactions contemplated hereby and by the other Operative Documents will not materially alter or impair the Company's rights to any of the Listed Intellectual Property or under any Intellectual Property License. The manner in which the Company has manufactured, packaged, shipped, advertised, labeled and sold its products complies in all material respects with all applicable laws and regulations pertaining thereto.

     Except as set forth on Schedule 2.17 of the Disclosure Memorandum, the Company is the sole and exclusive owner or licensee of:

           (a) the Listed Intellectual Property and the technology, know-how and processes now used by it, or used in connection with any product now being manufactured and sold by it, in the manner that such product is now being manufactured and sold; and

           (b) all rights, title and interest of whatever kind or nature throughout the world in and to the fully or partially developed computer software products listed on Schedule 2.17 to the Disclosure Memorandum (the "Software"), with all modifications, enhancements and additions thereto, including, without limitation, all rights in and to all versions thereof and all source code, object code, manuals and other documentation and related materials thereof (collectively, the "Software

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AGREEMENT AND PLAN OF MERGER                                             Page 23

Products"). Without limiting the generality of the above, the Software Products shall also include all of the Company's related programs, trade secrets, algorithms and processes relating to the Software Products or such programs, the Company's copyright in and to each of the Software Products and all works derivative therefrom (including the registrations of copyright listed on Schedule 2.17 to the Disclosure Memorandum), all current, previous, enhanced and developmental versions of the source and object code and any variations thereof, all user and programmer documentation, all design specifications, all maintenance and installation job control language, all system documentation (including all flow charts, systems procedures and program component descriptions), all procedures for modification and preparation for the release of enhanced versions and all test data available (excluding all proprietary information of third parties) with respect to the Software Products.

     Except as set forth on Schedule 2.17 to the Disclosure Memorandum, each of the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor, to the best of the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the best of the Company's knowledge, any other party thereunder. To the best of the Company's knowledge, each of the Unlisted Agreements is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or any other party thereunder. Except as set forth on Schedule 2.17 to the Disclosure Memorandum, the Company has not received notice that any party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Except as set forth on Schedule 2.17 to the Disclosure Memorandum, no licenses, sublicenses, covenants or agreements have been granted or entered into by the Company in respect of any of the Listed Intellectual Property. No director, officer, shareholder or employee of the Company owns, directly or indirectly, in whole or in part, any of the Listed Intellectual Property. None of the officers, directors or employees of the Company, nor to the Company's knowledge any of the Company's consultants, has entered into any agreement with respect to the Company's business regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company.

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AGREEMENT AND PLAN OF MERGER                                             Page 24

     Except as set forth in the Disclosure Memorandum, to the Company's knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Listed Intellectual Property. Except as set forth on Schedule 2.17 to the Disclosure Memorandum,
(i) the Company has not disclosed any source code regarding the Software Products to any person other than an employee of the Company or to Sierra or the Purchaser; (ii) the Company has at all times maintained reasonable procedures to protect and has enforced all trade secrets of the Company; (iii) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Software Products nor, to the knowledge of the Company, is any other party to the Intellectual Property Licenses or any escrow agent under any such obligation to disclose any source code or other proprietary information included in or relating to Software Products, if any, that are licensed to the Company, to any person or entity and no event has taken place, including the execution of this Agreement or any related change in the Company's business activities, which would give rise to such obligation; and (iv) the Company has not deposited any source code regarding the Software Products into any source code escrows or similar arrangements. If, as disclosed on Schedule 2.17 to the Disclosure Memorandum, the Company has deposited any source code to Software Products into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

     Except as set forth on Schedule 2.17 to the Disclosure Memorandum, the Software Products are free from known significant defects and substantially conform to the specifications, documentation and sample demonstration furnished to the Company's customers, Sierra or the Purchaser.

     2.18  ACCOUNTS RECEIVABLE

     All accounts receivable of the Company reflected in the Company Balance Sheet, or existing at the Effective Time, represent sales actually made in the ordinary course of business and were recorded in the Company's books consistently with the advice of the Company's independent accountants and auditors regarding revenue recognition matters. Except as described on
Schedule 2.18 to the Disclosure Memorandum, the bad debt reserves and sales return allowances reflected in the Company Balance Sheet are adequate. Set forth on Schedule 2.18 to the Disclosure Memorandum is a full and complete list and aging study of all consolidated accounts receivable of the Company existing as of September 30, 1995.

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AGREEMENT AND PLAN OF MERGER                                             Page 25

     2.19  INVENTORY

     Subject to such reserves and write-downs as may be reflected in the Financial Statements, all items in the inventory reflected in the Company Balance Sheet or as currently owned by the Company are of a quality and quantity usable and salable in the ordinary course of business. Such inventory consists of materials and supplies used or sold in the business of the Company.

     2.20  CORPORATE BOOKS AND RECORDS

     The Company has furnished to Sierra or its representatives for their examination true and complete copies of (a) the Articles of Organization and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's shareholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

     2.21  LICENSES, PERMITS, AUTHORIZATIONS, ETC.

     Except as identified in Schedules 2.2 and 2.6 to the Disclosure Memorandum, the Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

     2.22  COMPLIANCE WITH LAWS

     Except as described on Schedule 2.22 to the Disclosure Memorandum, the Company has at all times complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees, or to the Real Property and the Personal Property, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past unremedied

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AGREEMENT AND PLAN OF MERGER                                             Page 26
failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

     2.23  INSURANCE

     The Company maintains (a) insurance on all of its property (including leased premises) that insures against loss or damage by fire or other casualty (including extended coverage) and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the software publication industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

     2.24  BROKERS OR FINDERS

     Except as set forth on Schedule 2.24 to the Disclosure Memorandum, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

     2.25  ABSENCE OF QUESTIONABLE PAYMENTS

     Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has adequate financial controls to present such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company, nor any current director, officer, agent, employee or other Person acting on behalf of the Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all respects with the Foreign Corrupt

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AGREEMENT AND PLAN OF MERGER                                             Page 27

Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

     2.26  BANK ACCOUNTS

     Schedule 2.26 to the Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     2.27  INSIDER INTERESTS

     Except as set forth on Schedule 2.27 to the Disclosure Memorandum, no Shareholder or officer or director or other representative of the Company has any interest (other than as a Shareholder of the Company) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on Schedule 2.27 to the Disclosure Memorandum, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, holders, affiliates or any affiliate thereof. The Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (a) provides any services, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (b) is a supplier, customer, creditor, or has an existing contractual relationship with any of the Company's employees (or persons performing similar functions); or (c) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the Company's business.

     2.28  SECURITIES ACT MATTERS

     Each of the Shareholders hereby acknowledges, represents and warrants to the Purchaser and Sierra as follows:

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AGREEMENT AND PLAN OF MERGER                                             Page 28

           (a) Ability to Bear Risk. Such Shareholder is in a financial position to hold the Securities for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his investment in the Securities.

           (b) SEC Documents. Such Shareholder acknowledges that he has had the opportunity to review to his satisfaction all publicly available filings and reports of Sierra filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Public Filings"). Such Shareholder acknowledges that an investment in the Securities involves a high degree of risk.

           (c) Professional Advice. Such Shareholder has obtained, to the extent that he deems necessary, his own professional advice with respect to the risks inherent in acquiring the Securities, the condition of Sierra and the suitability of its investment in the Securities in light of his financial condition and investment needs.

           (d) Sophistication. Such Shareholder, either alone or with the assistance of his professional advisors, is a sophisticated investor, is able to fend for himself in the transactions contemplated by this Agreement relating to the Securities and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Securities.

           (e) Accredited Investor. Such Shareholder is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "1933 Act").

           (f) Access to Information. Such Shareholder has been given access to full and complete information regarding Sierra and the Company, including, in particular, the current respective financial conditions of Sierra and the Company and the risks associated therewith, and has utilized such access to his satisfaction for the purpose of obtaining information about Sierra.

           (g) Acquisition Entirely for Own Account. The Securities are being acquired by such Shareholder for investment for its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of the Securities in a manner contrary to the 1933 Act or to any applicable state securities or Blue Sky law, nor does such Shareholder have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person with respect to any of the Securities.

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AGREEMENT AND PLAN OF MERGER                                             Page 29

           (h) Due Diligence. Such Shareholder has conducted his own due diligence investigation of Sierra and its business and analysis of the merits and risks of an investment in the Securities being acquired pursuant to this Agreement and is not relying on anyone else's investigation or analysis of Sierra or its business or the merits and risks of an investment in the Securities, other than professionals, if any, employed specifically by him to assist him.

           (i) Restricted Securities. Such Shareholder acknowledges that the Securities have not been and will not prior to issuance be registered under the 1933 Act and that the Securities are characterized under the 1933 Act as "restricted securities" and, therefore, cannot be sold or transferred unless such sale or transfer is registered under the 1933 Act or an exemption from such registration is available. The financial condition of such Shareholder is such that it is not likely that it will be necessary to dispose of any of the Securities in the foreseeable future. In this connection, such Shareholder represents that he is familiar with Rule 144 under the 1933 Act as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

           (j) Exemption Reliance. Such Shareholder has been advised that the Securities are being issued under this Agreement pursuant to exemptions from applicable federal and state securities laws, and that Sierra's reliance upon such exemptions is predicated in part upon the Shareholder's representations contained herein.

           (k) Further Limitations on Disposition. Without in any way limiting the representations set forth herein, each Shareholder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                 (i) There is in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                 (ii) (A) Such Shareholder shall have notified Sierra of the proposed disposition and shall have furnished Sierra with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by Sierra, such Shareholder shall have furnished Sierra with an opinion of counsel, reasonably satisfactory to Sierra, that such disposition will not require registration under the 1933 Act; or

                 (iii) Sierra shall be satisfied that such proposed disposition complies in all respects with Rule 144 or Rule 145 under the 1933 Act or any successor rule providing a safe harbor for such disposition without registration.

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AGREEMENT AND PLAN OF MERGER                                             Page 30

           (l) Residency. For purposes of the application of state securities laws, each Shareholder is a resident of the jurisdiction specified on Schedule 2.28 to the Disclosure Memorandum.

           (m) Legend. It is understood that the certificates evidencing the Securities may bear the following or a comparable legend:

     The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving such securities,
     (ii) this corporation receives an opinion of legal counsel for the holder of the securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or (iii) this corporation otherwise satisfies itself that such transaction is exempt from registration.

     2.29  POOLING MATTERS

     The Company has not taken, and the Shareholders have not taken, directly or indirectly, and the Company and the Shareholders have no knowledge that any other Person has taken any actions involving any recapitalization or repurchase or redemption of any securities of the Company, or any grant or acceleration of any options to acquire securities of the Company, or any purchase or sale of securities of Sierra, and to the best of their knowledge there have occurred no other events with respect to or involving the Company or its Shareholders, which taken individually or together would affect the ability of Sierra to account for the transactions contemplated by this Agreement as a "pooling of interests" transaction in accordance with GAAP, and neither the Company nor the Shareholders is aware of any facts which otherwise could prevent such accounting treatment.

     2.30  FULL DISCLOSURE

     No information furnished by the Company or the Shareholders to Sierra or its representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Disclosure Memorandum and the other Exhibits hereto) or the other Operative Documents, or by the Company to the Shareholders in connection with their approval of the Merger and execution and delivery of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading. The Company has provided to Sierra an

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AGREEMENT AND PLAN OF MERGER                                             Page 31
accurate and complete copy of the disclosure materials (the "Shareholder Disclosure Statement") delivered to the Shareholders in connection with their consideration and approval of the Merger and the other transactions contemplated hereby. The Shareholder Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                          OF SIERRA AND THE PURCHASER

     To induce the Company and the Shareholders to enter into and perform this Agreement and the Operative Documents, Sierra and the Purchaser jointly and severally represent and warrant to the Company and the Shareholders as follows in this Article III:

     3.1   ORGANIZATION

     Sierra is a corporation validly existing and in good standing under the laws of the State of Delaware. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Washington. Each of Sierra and the Purchaser has full corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Operative Documents to which either is a party, and to carry out the transactions contemplated hereby and thereby.

     3.2   ENFORCEABILITY

     All corporate action on the part of Sierra and the Purchaser and their respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Merger, and the performance of all of their respective obligations under this Agreement and the Operative Documents has been taken or will be taken prior to the Effective Time. This Agreement has been, and each of the Operative Documents to which Sierra is a party will have been at the Closing, duly executed and delivered by Sierra, and this Agreement is, and each of the Operative Documents to which Sierra is a party will be at the Closing, a legal, valid and binding obligation of Sierra, enforceable against Sierra in accordance with its terms. This Agreement has been, and each of the Operative Documents to which the Purchaser is a party will have been at the Closing, duly executed and delivered by the Purchaser, and this Agreement is, and each of the Operative Documents to which the Purchaser is a party will be at the Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

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AGREEMENT AND PLAN OF MERGER                                             Page 32

     3.3   SECURITIES

     The Securities to be issued pursuant to this Agreement have been duly authorized for issuance, and such Securities, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

     3.4   NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

     The execution, delivery and performance of this Agreement and the Operative Documents by the Purchaser and Sierra and the consummation by them of the transactions contemplated hereby and thereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Sierra or the Purchaser,
(ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the Massachusetts Secretary of State (the consent of all such Persons to be duly obtained at or prior to the Closing),
(iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Sierra or the Purchaser is a party or by which either of them is bound or to which any of their assets are subject, (iv) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or By-laws of Sierra or the Articles of Incorporation or Bylaws of the Purchaser, or (v) invalidate or adversely affect any material permit, license, authorization or status used in the conduct of the business of Sierra.

     3.5   CAPITALIZATION

     The authorized capital stock of Sierra consists of 40,000,000 shares of common stock, $.01 par value per share, of which 18,634,774 shares were issued and outstanding as of October 31, 1995, and 1,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding. Such issued and outstanding shares of Sierra Common Stock are validly issued, fully paid and nonassessable. The total number of outstanding options to purchase Sierra Common Stock, as of October 31, 1995, was 2,127,209.

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AGREEMENT AND PLAN OF MERGER                                             Page 33

     3.6   SEC DOCUMENTS

     Sierra has furnished the Shareholders with true and complete copies of its Annual Report on Form 10-K for the fiscal year ending March 31, 1995, as amended, its Quarterly Reports on Form 10-Q for the fiscal quarters ending June 30 and September 30, 1995, and its Proxy Statement relating to its 1995 Annual Meeting of Stockholders on August 17, 1995 (collectively, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS
                          OF THE PURCHASER AND SIERRA

     The obligations of Sierra and the Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by
Sierra:

     4.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Company and each Shareholder contained herein (including applicable Exhibits or Schedules to the Disclosure Memorandum) and in the other Operative Documents shall have been true and correct when made and shall be true and correct as of the Closing Date as though made on that date.

     4.2   PERFORMANCE OF AGREEMENTS

     The Company and the Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

     4.3   OPINION OF COUNSEL FOR THE COMPANY

     Sierra shall have received the opinion letter of Testa, Hurwitz & Thibeault, counsel for the Company and the Shareholders, dated the Closing Date, substantially in the form attached hereto as Exhibit 4.3.

     4.4   SHAREHOLDER APPROVAL


     The Shareholders shall have duly and validly approved the Merger by a vote or written consent in accordance with Massachusetts Law.

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AGREEMENT AND PLAN OF MERGER                                             Page 34

     4.5   RESIGNATIONS

     Sierra shall have received copies of resignations effective as of the Closing Date of all the directors of the Company.

     4.6   CONSENTS TO MERGER

     The Company shall have received and shall have delivered to Sierra written consents to the Merger from each of the parties (other than the Company) to those agreements, leases, notes or other documents identified on Schedules 2.6 and 2.17 to the Disclosure Memorandum as requiring consent in connection with the Merger, which consents shall be satisfactory in all respects to Sierra in its sole and absolute discretion.

     4.7   COMPLIANCE CERTIFICATE

     Sierra shall have received a certificate of the President and the Chief Financial Officer of the Company, and of each Shareholder, dated the Closing Date, in form and substance satisfactory to Sierra, certifying that the conditions to the obligations of Sierra and the Purchaser have been fulfilled.

     4.8   MATERIAL ADVERSE CHANGE

     Since the date of this Agreement and through the Closing, there shall not have occurred any material adverse change in the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), sales, margins, profitability, condition (financial or other) or prospects of the Company, and no material adverse change shall have occurred in any domestic or foreign laws or regulations affecting the Company or in any material third party contractual or other business relationships of the Company.

     4.9   DUE DILIGENCE

     The results of Sierra's due diligence investigation of the Company shall be satisfactory in all respects to Sierra in its sole and absolute discretion.

     4.10  APPROVALS AND CONSENTS

     All transfers of permits or licenses, all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

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AGREEMENT AND PLAN OF MERGER                                             Page 35

     4.11  PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

     All corporate and other proceedings in connection with the transactions contemplated hereby and by the other Operative Documents, and all documents and instruments incident to such transactions, shall have been approved by Sierra's counsel, and Sierra shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Sierra, as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents, and such other documents as are specified by Sierra's counsel.

     4.12  NONFOREIGN AFFIDAVIT

     Sierra shall have received from each Shareholder, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit in the form attached hereto as Exhibit 4.12.

     4.13  COMPLIANCE WITH LAWS

     The consummation of the transactions contemplated by this Agreement and the Operative Documents shall be legally permitted by all laws and regulations to which Sierra or the Company is subject.

     4.14  POOLING OF INTERESTS

     As of the Closing no facts shall exist and no events shall have occurred that would, in the opinion of Sierra's independent accountants, prevent Sierra from accounting for the Merger contemplated herein as a "pooling of interests" transaction.

     4.15  LEGAL PROCEEDINGS

     No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

     4.16  OPERATIVE DOCUMENTS

     The Operative Documents shall have been executed and delivered by all parties thereto other than Sierra and the Purchaser, and any additional documentation required in connection with the pledge of the Holdback Shares to Sierra, including without limitation the stock powers referred to in Section
8.6 hereof, also shall have been executed and delivered to Sierra.

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AGREEMENT AND PLAN OF MERGER                                             Page 36

                ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
                      OF THE SHAREHOLDERS AND THE COMPANY

     The obligations of the Shareholders and the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company and the Shareholders.

     5.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of Sierra and the Purchaser contained herein and in the other Operative Documents shall have been true and correct when made and shall be true and correct as of the Closing Date as though made on that date.

     5.2   PERFORMANCE OF AGREEMENTS

     Sierra and the Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

     5.3   OPINION OF COUNSEL

     The Shareholders shall have received the opinion letter of Perkins Coie, counsel for Sierra and the Purchaser, dated the Closing Date, substantially in the form attached hereto as Exhibit 5.3.

     5.4   COMPLIANCE CERTIFICATE

     The Company shall have received a certificate of an officer of Sierra, dated the Closing Date, substantially in form and substance satisfactory to the Company, certifying that the conditions to the obligations of the Shareholders and the Company have been fulfilled.

     5.5   LEGAL PROCEEDINGS

     No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Document, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Document.

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AGREEMENT AND PLAN OF MERGER                                             Page 37

     5.6   OPERATIVE DOCUMENTS

     Sierra and the Purchaser shall have executed and delivered to the Company all the Operative Documents to which they are parties.

     5.7   MATERIAL ADVERSE CHANGE

     Since the date of this Agreement and through the Closing, there shall not have occurred any material adverse change in the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), sales, margins, profitability, condition (financial or other) or prospects of Sierra, and no material adverse change shall have occurred in any domestic or foreign laws or regulations affecting Sierra or in any material third party contractual or other business relationships of Sierra.

     5.8   APPROVALS AND CONSENTS

     All transfers of permits or licenses, all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

     5.9   COMPLIANCE WITH LAWS

     The consummation of the transactions contemplated by this Agreement and the Operative Documents shall be legally permitted by all laws and regulations to which Sierra or the Company is subject.

                             ARTICLE VI - COVENANTS

     The parties further covenant and agree as set forth in this Article VI. For purposes of this Article VI, all references to the Company shall also include its Subsidiaries.

     6.1   CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

     Unless Sierra shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers,

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AGREEMENT AND PLAN OF MERGER                                             Page 38
suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Sierra:

           (a) amend or otherwise change its Articles of Organization or Bylaws or equivalent organizational documents;

           (b) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

           (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except the distributions described in Schedule 6.1(c) hereto, which shall not exceed $2,430,000 in the aggregate (the "Distribution") except as otherwise provided in Section 6.7;

           (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except in connection with the merger of the Company and Papyrus Publishing, Inc. on substantially the terms disclosed to Sierra prior to the execution and delivery of this Agreement;

           (e)   (i)   acquire (including, without limitation, by merger,
consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $10,000 for the Company taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

           (f) enter into any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or

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AGREEMENT AND PLAN OF MERGER                                             Page 39
consultants, except as disclosed in Schedule 6.1(f) and except for increases in accordance with existing agreements or past practices for employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

           (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

           (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

           (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

           (j) take any action that would or is reasonably likely to result in any of the representations and warranties of the Company set forth in this Agreement being untrue, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article IV hereof not being satisfied;

           (k) take or agree to take any action specified in Section 2.8 hereof, or enter into any other material transaction other than those specified above, or agree to do any of the foregoing.

     6.2   ACCESS TO INFORMATION; CONFIDENTIALITY

     From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees and agents of Sierra complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Sierra with all financial, operating and other data and information as Sierra, through its officers, employees or agents, may

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AGREEMENT AND PLAN OF MERGER                                             Page 40
reasonably request. From the date hereof until the Effective Time, the Company shall provide Sierra with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. The parties shall continue to comply with and to perform their respective obligations under the Confidentiality Agreement between Sierra and the Company entered into as of June 8, 1995, 1995 (the "Confidentiality Agreement"), which shall be deemed terminated without any further action by the parties hereto at the Effective Time.

     6.3   NO ALTERNATIVE TRANSACTIONS

     Unless this Agreement shall have been terminated in accordance with its terms, the Company and the Shareholders shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Sierra promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Sierra, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

     6.4   NOTIFICATION OF CERTAIN MATTERS

     The Company shall give prompt notice to Sierra of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate and (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available to Sierra hereunder.

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AGREEMENT AND PLAN OF MERGER                                             Page 41

     6.5   FURTHER ACTION; REASONABLE BEST EFFORTS

     Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its reasonable best efforts to take all such action. No Shareholder will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement or any other Operative Documents untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing. No party to this Agreementwill take any action inconsistent with the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Code, including without limitation a sale or transfer of Sierra Common Stock that would prevent the Merger from meeting the "continuity of interest" requirement for a reorganization, or a sale or transfer of capital stock or assets of the Company which would prevent the Merger from satisfying the "continuity of business enterprise" requirement for a reorganization under Section 368(a) of the Code; provided, however, that Sierra may effect a such a sale or transfer if the Board of Directors of Sierra determines that such sale or transfer is required in order for it to comply with its fiduciary duties under applicable law.
After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Sierra Common Stock to the Shareholders pursuant to the terms and conditions hereof.

     6.6   PUBLICITY

     Neither the Company nor the Shareholders shall issue any press release or otherwise make any statement to any third party with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Sierra. Sierra shall consult with the Shareholders in the preparation of any press release relating to the transactions contemplated hereby.

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AGREEMENT AND PLAN OF MERGER                                             Page 42

     6.7   DISTRIBUTION TRUE-UP

     In the event that the financial position and results of operations of the Company as of and for the eleven-month period ending November 30, 1995 (after giving effect to the Distribution) are such that, as of such date, the difference (the "Adjustment Amount") between the Company's current assets and its current liabilities is at least $10,000, the amount of the Distribution as reflected in Section 6.1(c) above (the "Distribution Amount") shall be promptly increased or decreased, as the case may be, by the Adjustment Amount, as follows:

           (a) in the event that the Adjustment Amount is greater than or equal to $10,000 and reflects an excess of current assets over current liabilities, the Company shall promptly pay to the Shareholders in cash, to be divided among them pro rata in accordance with their respective shares of the Distribution as set forth on Schedule 6.1(c) hereto, an amount equal to the Adjustment Amount;

           (b) in the event that the Adjustment Amount is greater than or equal to $10,000 and reflects an excess of current liabilities over current assets, the Shareholders shall promptly pay to the Company in cash, pro rata in accordance with their respective shares of the Distribution as set forth on
Schedule 6.1(c) hereto, an amount equal to the Adjustment Amount; provided, however, that the Shareholders shall not be required to pay under this paragraph (b) any amount in excess of the difference between the Distribution Amount and the amount of the Shareholders' aggregate federal income tax liability attributable to taxable income of the Company; provided further, however, that the payment obligations of the Shareholders under this paragraph
(b) shall be reduced pursuant to the foregoing proviso only by such amount, if any, as will not conflict, in the sole opinion of Deloitte & Touche LLP, Sierra's independent accountants, with Sierra's accounting for the Merger as a "pooling-of-interests" in accordance with GAAP.

     The Company shall notify the Shareholders promptly upon determining the amount of any payments required under this Section 6.7. Notwithstanding anything to the contrary set forth in this Section 6.7 or elsewhere in this Agreement, no additional payment shall be required to be made by or on behalf of the Company under this Section 6.7 if, and to the extent, that in the sole opinion of Deloitte & Touche LLP, Sierra's independent accountants, such additional payment would conflict with Sierra's accounting for the Merger as a "pooling-of-interests" in accordance with GAAP.

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AGREEMENT AND PLAN OF MERGER                                             Page 43

                ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

     7.1   TERMINATION

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Shareholders of the Company):

           (a) by mutual written consent duly authorized by the Boards of Directors of the Company and Sierra;

           (b) by either the Company or Sierra, if the Merger has not been consummated by December 31, 1995; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

           (c) by either the Company or Sierra, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Sierra, the Purchaser or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

           (d) at any time prior to the Closing by Sierra if, at any time in the course of its legal, accounting, financial or operational due diligence investigation as to the Company, it shall have become aware of any facts or circumstances that it was not aware of on the date hereof, or any additional facts and circumstances as to matters of which it was aware on the date hereof, in either case that would, in the reasonable judgment of Sierra, make it inadvisable to consummate the Merger or the other transactions contemplated hereby;

           (e) by the Company, in the event of a material breach by Sierra of any representation, warranty or agreement contained herein which has not been cured or is not curable by December 31, 1995; or

           (f) by Sierra, in the event of a material breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable by December 31, 1995.

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AGREEMENT AND PLAN OF MERGER                                             Page 44

     7.2   EFFECT OF TERMINATION

     In the event of the termination of this Agreement pursuant to Section 7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

     7.3   AMENDMENT

     This Agreement may be amended by Sierra and the Company at any time prior to the Effective Time; provided, however, that no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger without the prior written consent of the Shareholders. This Agreement may not be amended except by an instrument in writing signed by Sierra, the Shareholders and the Company.

     7.4   WAIVER

     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

     8.1   SURVIVAL

     All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section
6.4 hereof. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

     8.2   INDEMNIFICATION

     From and after the Closing Date, the Shareholders shall jointly and severally indemnify and hold Sierra and its officers, directors and affiliates (the "Indemnified

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AGREEMENT AND PLAN OF MERGER                                             Page 45

Parties") harmless from and against, and shall reimburse the Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any legal or accounting fees or expenses) ("Losses") arising out of or in connection with:

           (a) any inaccuracy in any representation or warranty made by the Company or the Shareholders in this Agreement or in any other Operative Document or in any certificate delivered pursuant hereto or thereto,

           (b) any failure by the Company or any Shareholder to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document;

           (c) any accounts receivable reflected (net of any allowances) on the balance sheet of the Company dated September 30, 1995 which are not collected prior to December 31, 1995; or

           (d) any inventory reflected (net of any allowances) on the balance sheet of the Company dated September 30, 1995 which is written down in accordance with GAAP due to obsolescence or shrink (which occurs prior to Closing), on or prior to December 31, 1995.

     8.3   THRESHOLD AND LIMITATIONS

           (a) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article VIII ("Claims") until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification exceed $150,000 (the "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, such Indemnified Parties shall be entitled to indemnification only for the aggregate amount of all Losses which exceed the Threshold.

           (b) In no event shall the liability of the Shareholders hereunder for Losses incurred by Indemnified Parties exceed an amount equal to 50% of number of shares of Sierra Common Stock issued to the Shareholders pursuant to the Merger (rounded to the nearest whole share) multiplied by the average of the last reported sale prices of Sierra Common Stock on the Nasdaq National Market over the five consecutive trading days ending with the Closing Date.

           (c) The parties agree that, prior to submitting any Claim, they shall use reasonable efforts to determine the amount, if any, by which their Losses would be offset by Sierra's recovery of insurance proceeds and reduction of tax liabilities

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AGREEMENT AND PLAN OF MERGER                                             Page 46
and to provide the Shareholders notice of and a description of such determination. Any liability of the Shareholders for indemnification under this Article VIII shall be reduced to the extent any Losses specified in a Claim are reduced by such a recovery or reduction.

           (d) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any Claims under this Article VIII which are first asserted by an Indemnified Party after the first anniversary of the Closing Date.

     8.4   PROCEDURE FOR INDEMNIFICATION

           (a) An Indemnified Party shall notify the indemnifying party in writing reasonably promptly after the assertion against the Indemnified Party of any claim by a third party (a "Third Party Claim") in respect of which the Indemnified Party intends to base a Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

           (b)   (i)   Subject to the rights of or duties to any insurer or
other third party having potential liability therefor, the indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 8.5(b)(ii) below shall govern.

                 (ii) The indemnifying party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and (B) Sierra shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Sierra or the business conducted by the Company. The Indemnified Party shall cooperate with the indemnifying party and

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AGREEMENT AND PLAN OF MERGER                                             Page 47
shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

           (c)   (i)   If the indemnifying party does not give written notice
to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of
Section 8.5(c)(ii) below shall govern.

                 (ii) The Indemnified Party may, at the indemnifying party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the Indemnified Party), select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

           (d) If the Indemnified Party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the indemnifying party in writing 90 days after its discovery of facts upon which it intends to base its Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby.

           (e) The Indemnified Party may notify the indemnifying party of a Claim even though the amount thereof plus the amount of other Claims previously notified by the Indemnified Party aggregate less than the Threshold.

     8.6   HOLDBACK

     At the Effective Time, the Shareholders shall be deemed to have pledged 10% of the Securities to Sierra as a mechanism to satisfy potential claims for indemnification by Sierra and its affiliates under this Article VIII. Any liability of the Shareholders for indemnification under this Article VIII shall be satisfied, first, from Holdback Shares pursuant to a setoff under this
Section 8.6 and, second, to the extent

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AGREEMENT AND PLAN OF MERGER                                             Page 48
the Holdback Shares are insufficient to satisfy such liability in full, from other Securities or proceeds from any disposition thereof, as the Shareholders may elect.

           8.6.1       PLEDGE

     The Holdback Shares (which shall include for purposes of this Section 8.6 any distributions accrued or made thereon after the date of this Agreement and any other securities or property which may be issued after the date hereof in exchange for such shares in any merger or recapitalization or similar transaction involving Sierra) shall be deemed as of the Effective Time to be pledged by the Shareholders to, and shall be held by, Sierra pursuant to this Agreement. The Shareholders shall deliver to Sierra at or as soon as practicable after the Closing appropriate stock powers endorsed in blank and such other documentation as Sierra may reasonably prescribe to carry out the purposes of this Section 8.6. So long as any Holdback Shares are held by Sierra hereunder, Sierra shall have, and the Shareholders hereby grant, effective as of the Effective Time, a perfected, first-priority security interest in such Holdback Shares to secure payment of amounts payable by the Shareholders in respect of indemnification Claims under this Article VIII. In connection therewith, each Shareholder expressly agrees to execute and deliver such instruments as Sierra may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

           8.6.2       RELEASE OF HOLDBACK SHARES

     Sierra shall hold the Holdback Shares in accordance with this Agreement and shall transfer the Holdback Shares only as follows:

           (a) Holdback Shares shall be re-transferred to Sierra in respect of indemnification Claims made by Sierra under this Article VIII when, and to the extent, authorized under paragraph 8.6.3 below.

           (b) On the Holdback Termination Date (as defined below), any Holdback Shares then remaining pledged to Sierra (which shall exclude shares re-transferred to Sierra under paragraph (a)) shall be released to the Shareholders pro rata in accordance with their percentage ownership of the Company immediately prior to the Merger, as set forth in Schedule 2.4(b) to the Disclosure Memorandum.

     Except as otherwise set forth in Section 8.6.5 below, for purposes of this Agreement, the "Holdback Termination Date" shall mean the date one year after the date of execution of this Agreement.

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AGREEMENT AND PLAN OF MERGER                                             Page 49

           8.6.3       CLAIMS PROCEDURE

     The procedure for payment from the Holdback Shares of indemnification amounts to which Sierra or other Indemnified Parties may become entitled under this Article VIII shall be as follows:

           (a) Subject to the limitation that written notice of any Claim for indemnification hereunder must be given to the Shareholders not later than the Holdback Termination Date, from time to time as Sierra determines that it or another Indemnified Party is entitled to an indemnification payment under this
Article VIII, Sierra may give written notice of the Claim to the Shareholders describing in such notice the nature of the Claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in this Agreement on which the claim is based.

           (b) If Sierra has not received written objection to a Claim in accordance with the preceding subparagraph (a) from Shareholders representing at least a majority in interest in the Holdback Shares within 30 days after notice of such Claim is delivered (the "Response Period"), the Claim stated in such notice shall be conclusively deemed to be approved by the Shareholders, and Sierra shall promptly thereafter transfer to the Indemnified Party from the Holdback Shares an amount of Holdback Shares equal in value to the amount of such Claim. The Holdback Shares to be transferred shall be rounded to the nearest whole share and shall be valued on the basis of the last reported sale price of Sierra's Common Stock on the Nasdaq National Market on the date the notice of claim was delivered.

           (c) If within the Response Period Sierra shall have received from the Sellers representing at least a majority in interest in the Holdback Shares a written objection to the claim specifying the nature of and grounds for such objection, then such claim shall be deemed to be an "Open Claim," and Sierra shall reserve within the Holdback Shares an amount of Holdback Shares equal to the amount of such Open Claim (which amount designated for each Open Claim is referred to herein as the "Claim Reserve Amount"). The number of Holdback Shares to be reserved shall be determined (rounded to the nearest whole share) by dividing the amount of the Open Claim by the average of the last reported sale prices of Sierra's Common Stock on the Nasdaq National Market over the 20 trading days preceding such written objection. The number of Holdback Shares included in the Claim Reserve Amount shall be increased or reduced, as the case may be, on a quarterly basis based on the average of the last reported sale prices of Sierra's Common Stock on the Nasdaq National Market over the then preceding 20 trading days.

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AGREEMENT AND PLAN OF MERGER                                             Page 50

           (d) The Claim Reserve Amount for each Open Claim shall be transferred by Sierra from the Holdback Shares only in accordance with either
(i) a mutual agreement among Sierra and Shareholders representing at least a majority in interest in all the Holdback Shares, which shall be memorialized in writing, or (ii) a final and binding arbitration decision or order pertaining to the Open Claim, except that on the Holdback Termination Date all Holdback Shares not previously distributed or then required to be distributed to Sierra in accordance with this Section 8.6 shall be released to the Shareholders pro rata in accordance with Schedule 2.4(b) to the Disclosure Memorandum, whether or not all Open Claims have then been resolved.

           8.6.4       VOTING; DISPOSITION

     The Holdback Shares shall be held of record by the Shareholders, who shall have full right to vote the Holdback Shares on all matters coming before the stockholders of Sierra. Each Shareholder hereby agrees not to sell or transfer to any third party any interest in the Holdback Shares prior to any distribution of the Holdback Shares to such Shareholder pursuant to paragraph
8.6.2 of this Agreement.

           8.6.5       MERGER OR RECAPITALIZATION

     In the event of any merger or recapitalization or similar transaction involving Sierra prior to the time when all Holdback Shares have been transferred or released in accordance with the terms of this Section 8.6, such Holdback Shares shall be converted or exchanged in accordance with such transaction in the same manner as other shares of Sierra Common Stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Holdback Shares and shall otherwise become subject to this Agreement in lieu of such shares of Sierra Common Stock. If as a result of any such transaction the stockholders of Sierra immediately before the transaction will not own in excess of 50% of the voting capital stock of Sierra immediately after the transaction, the Holdback Termination Date shall be deemed to be the closing date of such transaction and the Holdback Shares shall be re-transferred to Sierra or released to the Shareholders, as the case may be, as provided herein.

           8.6.6       TAXATION OF DIVIDENDS

     Each Shareholder hereby acknowledges that, for federal and state income tax purposes, any dividends or other distributions with respect to the Holdback Shares shall be income of the Shareholders.

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AGREEMENT AND PLAN OF MERGER                                             Page 51

     8.7   REMEDIES

     The indemnification provisions of this Article VIII are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein, except with respect to any claim based on fraud in the inducement or a similar theory.
Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

                              ARTICLE IX - GENERAL

     9.1   EXPENSES

     Regardless of whether the transactions contemplated by this Agreement are consummated, subject to the last sentence of this paragraph, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action. The Shareholders shall pay any transfer or similar taxes which may be payable in connection with the transactions contemplated by this Agreement. In addition, the Shareholders shall be responsible for the fees and expenses incurred by the Company in connection with the negotiation and execution of the Operative Documents and the consummation of the transactions contemplated thereby.

     9.2   NOTICES

     Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery, certified or registered mail, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be the date of personal delivery, four days after the date of mailing by certified or registered mail, the date on which successful facsimile transmission is confirmed, or the date undertaken for delivery by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

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AGREEMENT AND PLAN OF MERGER                                             Page 52

     TO SIERRA OR THE PURCHASER:

     Sierra On-Line, Inc.
     3380 146th Place S.E., Suite 300
     Bellevue, WA  98007
     Fax: (206) 649-0214
     Attention:  General Counsel

     with a copy to:

     Perkins Coie
     1201 Third Avenue, 40th Floor
     Seattle, Washington  98101-3099
     Fax:  (206) 583-8500
     Attention:  Stephen A. McKeon

     TO THE SHAREHOLDERS:

     At their respective addresses set forth on Schedule 2.1 to the Disclosure Memorandum.

     TO THE COMPANY:

     Papyrus Design Group, Inc.
     35 Medford Street
     Somerville, Massachusetts  02143
     Fax:  (617) 868-5110
     Attention:  President

     with a copy to:

     Testa, Hurwitz & Thibeault
     High Street Tower
     125 High Street
     Boston, MA  02110
     Fax: (617) 248-7100
     Attention:  John M. Hession

     9.3   SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not

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AGREEMENT AND PLAN OF MERGER                                             Page 53
affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     9.4   ENTIRE AGREEMENT

     This Agreement, the Confidentiality Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

     9.5   ASSIGNMENT

     This Agreement shall not be assigned by operation of law or otherwise, except that Sierra may assign all or any of its rights and obligations hereunder to any of its affiliates, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations, and further provided that any such assignment shall not change the consideration due to the Shareholders hereunder.

     9.6   PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.7   ARBITRATION

     Any controversies or claims arising out of or relating to this Agreement or the other Operative Documents shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Sierra and the Shareholders or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award

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AGREEMENT AND PLAN OF MERGER                                             Page 54
rendered by the arbitrator may be entered in any court of competent jurisdiction. Arbitration proceedings shall be conducted in Boston, Massachusetts if commenced by Sierra and in Seattle, Washington if commenced by the Shareholders.

     9.8   GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State.

     9.9   HEADINGS

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.10  COUNTERPARTS

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     9.11  TERMINATION OF STOCKHOLDERS AGREEMENT

     The Shareholders hereby terminate the Stockholders Agreement dated as of November 1, 1992, effective as of the Closing.

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AGREEMENT AND PLAN OF MERGER                                             Page 55

     IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                                 SIERRA ON-LINE, INC.

                                 By   /s/ KENNETH A. WILLIAMS
                                      ------------------------------------------
                                      Its  Chief Executive Officer
                                           -------------------------------------

                                 PDG ACQUISITION CORP.

                                 By   /s/ MICHAEL A. BROCHU
                                      ------------------------------------------
                                      Its  President
                                           -------------------------------------

                                 By   /s/ RICHARD K. THUMANN
                                      ------------------------------------------
                                      Its  Vice President, Secretary & Treasurer
                                           -------------------------------------

                                 PAPYRUS DESIGN GROUP, INC.

                                 By   /s/ OMAR KHUDARI
                                      ------------------------------------------
                                      Its  President
                                           -------------------------------------

                                 By   /s/ RICHARD F. YOUNG
                                      ------------------------------------------
                                      Its  Treasurer
                                           -------------------------------------

                                 SHAREHOLDERS:

                                 /s/ OMAR H. KHUDARI
                                 -----------------------------------------------
                                 Name:  Omar H. Khudari

                                 /s/ J. DAVID KAEMMER
                                 -----------------------------------------------
                                 Name:  J. David Kaemmer

                                 /s/ RICHARD S. GARCIA
                                 -----------------------------------------------
                                 Name:  Richard S. Garcia




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AGREEMENT AND PLAN OF MERGER                                             Page 56